Exhibit 2.1

REAL ESTATE SALE AGREEMENT

THIS REAL ESTATE SALE AGREEMENT (this “Agreement”) is made as of the 3rd day of January, 2013 (the “Effective Date”), by and between the parties listed on Schedule 1 attached hereto (each a “Seller” and collectively, “Sellers”) and GSG RESIDENTIAL PORTFOLIO LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

A. Each Seller is the owner of the parcel of real estate (each such parcel, a “Real Property” and collectively, the “Real Properties”) set forth opposite its name on Schedule 1 which parcels are more particularly described in attached Exhibits A-1 through A-27, and upon which are located multi-family residential apartment communities.

B. Sellers desires to sell to Purchaser, and Purchaser desires to purchase from Sellers, the Property (as hereinafter defined), each in accordance with and subject to the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Sellers agree as follows:

1. PURCHASE AND SALE. Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Sellers and Sellers shall sell to Purchaser the Real Properties, together with: (i) all buildings and improvements owned by Sellers and located on the Real Properties (the “Improvements”) and any and all of Sellers’ rights, easements, licenses and privileges presently thereon or appertaining thereto; (ii) all of Sellers’ right, title and interest, if any, in and to any land lying in the bed of any street, alley, road or avenue (whether open, closed or proposed) within, in front of, behind or otherwise adjoining the Real Properties or any of them, and any other rights-of-way, strips and gores of land to the extent such land is appurtenant to any of the Real Properties; (iii) all of Sellers’ right, title and interest in and to the leases, licenses, occupancy agreements and other agreements demising space in or providing for the use or occupancy of the Real Properties or any part thereof (the “Leases”), other than the Former Tenant Lease Files (as hereinafter defined), and all refundable deposits (and all refundable deposits which have become unrefundable due to a Tenant’s default under its Lease but have not been validly applied by Sellers prior to Closing), security or otherwise, made by tenants or other users or occupants of the Improvements or the Real Properties (collectively, “Tenants”) under the Leases; (iv) all furniture, furnishings, fixtures, equipment (excluding all telephone equipment, routers, touchscreen technology and computer hardware and software used in the leasing and management offices), tools, copiers, business center computer hardware and software, if any, key machines, keys, access cards, golf carts and other vehicles (to the extent scheduled on Exhibits B-1 through B-27), and other tangible property (excluding the Equity Residential legal manual and any marketing information containing a logo of Sellers, Equity Residential, ERP Operating Limited Partnership, Equity Residential Management, L.L.C. or any wholly-owned subsidiary of the foregoing) (collectively, the “Personal Property”) owned by Sellers, located on any of the Real Properties or the Improvements or used solely in connection with the Real Properties, the Improvements and/or the Leases, including, without limitation, all Personal Property listed on Exhibits B-1 through B-27 attached hereto; (v) except as otherwise provided herein, all right, title and interest of Sellers under any and all of the maintenance, service, advertising, utility, and other like contracts and agreements with respect to the ownership and operation of the Property set forth on Exhibits Q-1 through Q-27 (collectively, the “Assumable Service Contracts”); (vi) all of Sellers’ right, title and interest in and to all intangible personal property relating to any of the Real Properties and the Improvements (including, without limitation, all permits, licenses and approvals; warranties, indemnities, claims and guarantees with respect to work performed at the Real Properties and the Improvements (excluding claims Sellers may have against third parties relating to the ERC Suit (hereinafter defined)); architectural drawings, plans and specifications, surveys and as-built drawings for the Real Properties and the Improvements; engineering reports; advertising material, telephone exchange numbers; trade names, marks and other identifying material for the Real Properties and the Improvements (excluding, any name or logo of Sellers, Equity Residential, ERP Operating Limited Partnership, Equity Residential Management, L.L.C. or any wholly-owned subsidiary of the foregoing); and, to the extent relating solely to any of the Real Properties or the Improvements, any development rights, domain names, URLs and website content owned by Sellers, digital floor plans, site plans and photos, solely related to the Real Properties (excluding any proprietary information and software, software applications and software licenses licensed to Sellers), all if and to the extent transferable without third party consent, or cost or liability to Sellers that is not reimbursed or prorated pursuant to this Agreement (collectively, the “Intangible Property”); and (vii) all of Sellers’ rights, title and interest in and to all nonproprietary and non-privileged books and records related to operation of the Real Properties, the Improvements and/or the other items listed in items (i) through (vi) above (other than Former Tenant Lease Files) (items (i) through (vii) above, together with the Real Properties, are collectively referred to in this Agreement as the “Property”). All of the foregoing expressly excludes all property owned by Tenants of the Real Properties.

2. PURCHASE PRICE. The total consideration to be paid by Purchaser to Sellers for the Property is ONE BILLION FIVE HUNDRED MILLION and No/100ths Dollars ($1,500,000,000.00) (the “Purchase Price”), as adjusted in accordance with Section 4.1.1. The Purchase Price shall be allocated among the Real Properties (and the other Property related thereto) as set forth on Schedule 2 (the “Allocated Purchase Price”). The Purchase Price shall be paid as follows:

2.1 Earnest Money.

2.1.1 Sellers, Purchaser and a duly authorized representative of the Chicago, Illinois office of Chicago Title Insurance Company (“Escrowee”) shall concurrently herewith execute the Earnest Money Escrow Instructions in the form attached hereto as Exhibit D (the “Earnest Money Escrow Instructions”). If Purchaser does not terminate this Agreement in accordance with Section 8.1.1 below, then within one (1) Business Day (as defined in Section 14.16 hereof) after the expiration of the Review Period (as hereinafter defined), Purchaser shall deliver to Escrowee earnest money in the sum of One Hundred Fifty Million and No/100ths Dollars ($150,000,000.00) (together with any interest earned thereon net of investment costs and as adjusted in accordance with Section 4.1.1 below, the “Earnest

Money”). The Earnest Money shall be invested as Purchaser shall direct from time to time in accordance with the terms of the Earnest Money Escrow Instructions. Any and all interest earned on the Earnest Money shall be reported to Purchaser’s federal tax identification number as set forth on the form W-9 required by Escrowee prior to investment of the Earnest Money.

2.1.2 If the transaction closes in accordance with the terms of this Agreement, at each Closing (as hereinafter defined), all or a portion of the Earnest Money shall be delivered by Escrowee to Seller as part payment of the Allocated Closing Purchase Price (as hereinafter defined) in accordance with Section 4.1 below. If the transaction with respect to any Included Asset (as hereinafter defined) fails to close due to a material default on the part of Purchaser or the failure of any Sellers Closing Condition (as hereinafter defined), Sellers shall have the remedy options provided for in Section 7.2.1 or Section 7.2.2 below, as applicable. If the transaction with respect to any Included Asset fails to close due to a material default on the part of Sellers or the failure of any Purchaser Closing Condition (as hereinafter defined), Purchaser shall have the remedy options provided for in Section 7.1.1 or Section 7.1.2 below, as applicable.

2.2 Cash at Closing. At each Closing, Purchaser shall pay to Sellers, with current, federal funds wire transferred to an account designated by Escrowee in writing, an amount equal to the Allocated Closing Purchase Price to be paid at such Closing, minus the sum of the Allocated Earnest Money (as hereinafter defined) which Sellers shall receive at such Closing from the Escrowee in accordance with Section 4.1, and plus or minus, as the case may require, the closing prorations, adjustments and credits to be made pursuant to the terms of this Agreement (including, without limitation, as set forth in Sections 4.4, 5 and 13.4 below).

3. EVIDENCE OF TITLE.

3.1 Title Insurance. Sellers have delivered to Purchaser current commitments for ALTA Owner’s Title Insurance Policies (the “Title Commitments”), in the amount of the Allocated Purchase Price with respect to each Real Property, issued by the Chicago, Illinois office of Chicago Title Insurance Company (“Title Insurer”). Prior to the applicable Closing, Purchaser may receive updated Title Commitments, and Purchaser may request that Title Insurer issue, but Sellers shall have no obligation to pay for or to cause Title Insurer to issue, any available endorsements to the Owner’s Policies. Purchaser may arrange for coinsurance or reinsurance by a title company of its choice, provided that if the aggregate cost of the Owner’s Policies is greater as a result of any such coinsurance or reinsurance than it would have been had there not been such coinsurance or reinsurance, then any such increase in costs as a result of such coinsurance or reinsurance shall be paid solely by Purchaser and such coinsurance or reinsurance shall not result in any delay in any Closing or cause the liability of Sellers hereunder to be greater than the liability Sellers would have had hereunder if there not been such coinsurance or reinsurance.

3.1.1 Upon issuance, the Owner’s Policies will except from coverage only the Permitted Exceptions. “Permitted Exceptions” means with respect to the applicable Real Property (i) the general exceptions which can be deleted only by delivery of an Updated Survey (unless Purchaser delivers, as to the applicable Real Property, an

Updated Survey acceptable to the Title Insurer, in which case, the general survey exceptions will be deleted and the state of facts set forth in such Updated Survey will be “read into” the applicable Owner’s Policy and become Permitted Exceptions), (ii) exceptions resulting from acts of Purchaser, and those claiming by, through and under Purchaser, (iii) unpaid personal property, real estate, excise taxes, general and special taxes and assessments not yet delinquent, (iv) rights of Tenants, as tenants only, under Leases set forth on the Rent Roll (hereafter defined) delivered pursuant to Section 4.2.10, and those claiming by, through and under said Tenants, (v) zoning, building and other governmental and quasi-governmental laws, codes and regulations, (vi) easements of record and (vii) any other covenants, conditions, agreements, rights of way, restrictions, irregularities in title and other exceptions and encumbrances that are not reasonably likely to (a) materially and adversely interfere with, impair or restrict (1) the current use and operation of a Real Property or an Improvement, (2) the current access to and egress from a Real Property or an Improvement or (3) the current provision of any utility or drainage service to a Real Property or an Improvement, or (b) materially and adversely affect the current value of a Real Property or an Improvement.

3.1.2 Except as expressly permitted under this Agreement, no additional liens or encumbrances may be created or caused by Sellers on the Property after the Effective Date that would constitute exceptions to the Owner’s Policy or bind the Property or Purchaser after Closing without the prior consent of Purchaser, which consent may be granted or withheld in Purchaser’s sole and absolute discretion. Notwithstanding the foregoing, Sellers shall Cure (as hereinafter defined) (i) mortgage liens and encumbrances, mechanics liens and all other monetary liens and encumbrances on the Property caused by Seller, in each case of an ascertainable amount and which is curable by the payment of money and (ii) any other mortgage liens and encumbrances, mechanics liens and all other monetary liens and encumbrances on the Property up to a maximum of Seventy Five Million and No/100ths Dollars ($75,000,000.00) in the aggregate for all Real Properties, in each case of an ascertainable amount and which is curable by the payment of money (collectively, “Required Cure Matter”), which shall be discharged by Sellers, bonded over, omitted from or insured over on the Owner’s Policy by Title Insurer prior to or at Closing (each a “Cure”), it being acknowledged and understood by Purchaser that Sellers may contest any such mechanic liens so long as Sellers Cure the same at or prior to the applicable Closing; provided, however, if any Required Cure Matter is endorsed over by Title Insurer, such endorsement shall be subject to the consent of Purchaser acting reasonably and if Purchaser does not approve such endorsement acting reasonably, then Seller shall not be in default hereunder as a result of failing to Cure such Required Cure Matter and Purchaser’s sole remedy shall be to terminate this Agreement within five (5) business days (or such shorter time period as to not delay the applicable Closing) after such endorsement is presented to Purchaser solely as to the Real Property affected, in which event such Real Property shall be deemed an Excluded Asset (hereafter defined). In the event that there are monetary liens not caused by Sellers affecting a Property, which Sellers are not obligated to Cure hereunder and which Sellers elect not to Cure (or do not Cure) prior to the applicable Closing (provided, however, if Sellers elect to Cure such matter, such Cure may be accomplished in the same manner as a Cure of a Required Cure Matter), then Purchaser, as its sole remedy, shall elect to either designate the applicable Real Property as an Excluded Asset (in addition to the Section

4.1.1 Excluded Assets (as hereinafter defined) and any other Excluded Assets designated by Purchaser in accordance with the terms of this Agreement), and, in such case, Purchaser shall be entitled to a return of a portion of the Earnest Money as set forth in Section 4.1.1 below, or proceed to close on such Real Property, subject to such matter or matters, which shall, in such case, be Permitted Exceptions.

3.1.3 If any Updated Survey (hereafter defined) or any updated Title Commitment as to a Real Property discloses any Objectionable Title Matter (hereinafter defined) as to which Purchaser objects, then, no later than five (5) Business Days after Purchaser’s receipt of the Updated Survey or updated Title Commitment, Purchaser shall have the right to notify Seller in writing of the Objectionable Title Matter, and if Sellers fail to Cure the Objectionable Title Matter by the applicable Closing, then Purchaser’s sole remedy shall be to terminate this Agreement solely as to the Real Property affected, in which event such Real Property shall be deemed an Excluded Asset. “Objectionable Title Matter” means any lien, encumbrance, exception or defect of title which is not a Permitted Exception and of which notice is delivered by Sellers to Purchaser on or after the Effective Date and which is first noted by the Title Insurer on or after the Effective Date in an updated Title Commitment or any written title report, update or document produced on or after the Effective Date and delivered to Purchaser and Sellers. Sellers agree to reasonably cooperate with Purchaser, at no material cost or liability to Sellers, to request reasonable and customary paid assessment letters and similar estoppel certificates from property or homeowners’ associations and other parties to recorded instruments affecting a Real Property, provided that receipt of any such letters or certificates shall not be a condition to either party’s obligation to close hereunder. Upon request of Purchaser, at the Applicable Closing, Sellers agree to execute a quitclaim deed for any Included Property using the legal description contained in the Title Commitment for such Included Property.

3.1.4 Purchaser and Sellers acknowledge that the Property referred to as Gatewood on Schedule 1 is and after the applicable Closing, will remain subject to that certain Amended and Restated Regulatory Agreement dated as of September 1, 1993 and recorded on September 23, 1993 as instrument number 93-338172 (the “Regulatory Agreement”) and that the written consent of the Administrator on behalf of the Issuer (as such terms are defined in the Regulatory Agreement) is required prior to transferring such Property. Seller shall use commercially reasonable efforts to obtain such consent prior to the Final Closing. Purchaser shall cooperate with Seller in connection with obtaining such consent and shall deliver such documents and information required by the terms of the Regulatory Agreement or the Administrator in connection with such consent. At the Final Closing, Seller and Purchaser shall enter into an assignment and assumption agreement with respect to the Regulatory Agreement in form and substance required by the Administrator and the Regulatory Agreement, in which event the Regulatory Agreement, such assignment and assumption and any related documents entered into in accordance with this Section 3.1.4 shall be Permitted Exceptions. In the event that the consent is not obtained prior to the Final Closing despite Sellers and Purchaser using commercially reasonable efforts to obtain the same, such Property shall be deemed an Excluded Asset hereunder (in addition to the Section 4.1.1 Excluded Assets (as hereinafter defined) and any other Excluded Assets designated by Purchaser in accordance with the terms of this Agreement), and Purchaser shall be entitled to a return of a portion of the Earnest Money as set forth in Section 4.1.1 below.

3.2 Survey. Sellers have delivered to Purchaser one copy of the most recent existing plat of survey (if any) of each Real Property (the “Existing Surveys”) in Sellers’ possession or control. Purchaser may obtain, at Purchaser’s sole option, election and expense, an updated or new as-built survey of any Real Property (the “Updated Survey”) in which event, Purchaser shall deliver the Updated Survey to Seller and Title Insurer promptly upon receipt thereof.

4. CLOSING

4.1 Closing Date. Any closing hereunder (that is, the payment of the Allocated Closing Purchase Price pursuant to a so-called “New York style” closing, the transfer of title to the applicable portion of the Property, and the satisfaction of all other terms and conditions of this Agreement as to such portion of the Property) (each, a “Closing”) shall occur through escrow no later than at 4:00 p.m. (Chicago time) on the respective Applicable Closing Date (as defined below) at the Chicago, Illinois office of Title Insurer, or at such other time and place as Sellers and Purchaser shall agree in writing.

4.1.1 Purchaser may by one or more written notices to Sellers on or prior to February 5, 2013 with respect to the First Closing Properties (as hereinafter defined), and on or prior to March 14, 2013 with respect to the Final Closing Properties (as hereinafter defined), elect to terminate this Agreement as it relates to one or more Real Properties (and the other Property related thereto) for any or no reason, in Purchaser’s sole and absolute discretion, provided that in no event shall the aggregate value of all Properties that become Excluded Assets pursuant to this Section 4.1.1 have Allocated Purchase Prices in the aggregate exceeding One Hundred Twenty Million and No/100ths Dollars ($120,000,000.00) (collectively, the “Section 4.1.1 Excluded Assets”, and, together with any other Real Properties (and the other Property related thereto) from time to time which are validly designated as “Excluded Assets” pursuant to the terms of this Agreement, the “Excluded Assets”). If any Real Property (and the other Property related thereto) is validly designated as an Excluded Asset pursuant to the terms of this Agreement, (a) this Agreement shall terminate as to such Excluded Asset only but otherwise remain in full force and effect and (b) Seller shall direct Escrowee to promptly (but in all events within one (1) Business Day after receipt of the notice from Purchaser and Seller) return to Purchaser a portion of the Earnest Money equal to the Earnest Money allocated to such Excluded Asset as set forth on Schedule 2, but subject to the Seventy-Five Million and No/100ths Dollars ($75,000,000.00) minimum described in Section 4.1.3 below. In the event that there are any Excluded Assets (whether Section 4.1.1 Excluded Assets or otherwise validly designated as such pursuant to this Agreement), the Purchase Price shall be reduced to the sum of the Allocated Purchase Prices for the Real Properties (and the other Property related thereto) which are not Excluded Assets (collectively, the “Included Assets”; and such sum, the “Adjusted Purchase Price”). Purchaser’s right to designate Real Properties (and the other Property related thereto) as Excluded Assets pursuant to this Section 4.1.1 is in addition to, and in no way limits, Purchaser’s other rights, to the extent applicable, to designate Real Properties (and the other Property related thereto) as Excluded Assets pursuant to the other provisions of this Agreement, including, without limitation, Sections 5, 7.1 and 7.3 below. Subject to Purchaser’s rights to defer Closing with respect to one or more Deferred Closing Properties (as hereinafter defined) pursuant to Section 4.1.2 below, Purchaser may not, pursuant to this Section 4.1.1, elect to designate any First Closing Property as a Section 4.1.1 Excluded Asset after February 5, 2013 or any Final Closing Property as a Section 4.1.1 Excluded Asset after March 14, 2013.

4.1.2 It is contemplated that there will be two (2) Closings, with each Closing occurring with respect to a portion of the Included Assets but with all Included Assets being conveyed at one of the two (2) Closings. The first Closing (the “First Closing”) shall occur on February 12, 2013 and shall relate to those Included Assets set forth on Schedule 3 attached hereto (excluding any Excluded Assets designated in accordance with this Agreement on or prior to the First Closing and any Deferred Closing Property (as hereinafter defined), each a “First Closing Property”). On or before February 5, 2013, Purchaser may elect, by one or more written notices to Sellers, to defer closing on one or more First Closing Properties identified by Purchaser (each a “Deferred Closing Property”) until the Final Closing (as hereinafter defined), so long as the aggregate Allocated Purchase Price for all remaining First Closing Properties at the First Closing is equal to or greater than Five Hundred Million and No/100ths Dollars ($500,000,000.00). The final Closing (the “Final Closing”) shall occur on March 21, 2013 and shall relate to those Included Assets set forth on Schedule 4 attached hereto plus any Deferred Closing Property (excluding any Excluded Assets designated in accordance with this Agreement on or prior to the Final Closing, each a “Final Closing Property”). The “First Closing Date” shall be the date of the First Closing and the “Final Closing Date” shall be the date of the Final Closing. The term “Applicable Closing Date” shall mean the First Closing Date or the Final Closing Date, as applicable. In the event a Closing is scheduled for a Monday or a Friday, such Closing shall occur on the next succeeding Tuesday.

4.1.3 At any Closing, (i) the portion of the Adjusted Purchase Price payable at such Closing shall equal the sum of the Allocated Purchase Prices for the Included Assets which are the subject of the applicable Closing (the “Allocated Closing Purchase Price”), and (ii) the portion of the Earnest Money to be applied to the Allocated Closing Purchase Price at such Closing (the “Allocated Closing Earnest Money”) shall equal the sum of the Allocated Earnest Money set forth opposite each of the Included Assets on Schedule 2 (each, the “Allocated Earnest Money”) which are the subject of the applicable Closing. Notwithstanding anything in this Agreement to the contrary, at no time prior to the Final Closing shall the amount of Earnest Money that Escrowee is holding be less than Seventy Five Million and No/100ths Dollars ($75,000,000.00).

4.2 Seller’s Closing Deliveries. At each Closing, each Seller shall execute and deliver to Purchaser, with respect to itself and the applicable Included Assets included in such Closing, the following:

4.2.1 a Special Warranty Deed or Grant Deed (the “Deed”) which shall be subject to the exceptions set forth in Exhibit E (or equivalent form of deed to the extent customary or required in the applicable jurisdiction which has the effect of providing special warranties of title against acts of grantor but none other), and for the Real Properties listed on Exhibit R (the “Restricted Properties”) include provisions substantially similar to those set forth on Exhibit G related to certain indemnities and restrictions related to condominium conversion (“Condominium Provisions”);

4.2.2 a bill of sale in the form attached hereto as Exhibit H;

4.2.3 a letter advising Tenants under the Leases of the change in ownership of the Property in the form attached hereto as Exhibit I;

4.2.4 an Assignment and Assumption of Leases, Security Deposits and Service Contracts in the form attached hereto as Exhibit J;

4.2.5 an Assignment and Assumption of Intangibles in the form attached hereto as Exhibit K;

4.2.6 an affidavit stating, under penalty of perjury, such Seller’s U.S. taxpayer identification number and that such Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”);

4.2.7 such evidence of such Seller’s power and authority as Title Insurer may reasonably require;

4.2.8 a closing statement (the “Closing Statement”), as required by Section 4.4 below, setting forth the prorations, credits and adjustments to the Allocated Closing Purchase Price for such Closing;

4.2.9 subject to the provisions of Sections 7.3 and 8.3.1(a), a certificate, executed by such Seller, remaking such Seller’s representations and warranties set forth in Section 10.1 as if made on the Applicable Closing Date;

4.2.10 a Rent Roll (as hereinafter defined) dated no earlier than ten (10) days prior to the Applicable Closing Date;

4.2.11 a title affidavit and such other indemnities as Title Insurer shall reasonably require in order to issue the Owner’s Policies in accordance with Section 3 above;

4.2.12 the items required to be delivered pursuant to Section 4.6 below (which shall be left at the applicable Real Property);

4.2.13 the items required to be delivered pursuant to Section 5 below, if any; and

4.2.14 completed and executed transfer tax forms, affidavits and all other instruments as are customarily executed by sellers in the States where the applicable Property included in such Closing is located to effectuate the conveyance of property similar to such Property.

4.3 Purchaser’s Closing Deliveries. At each Closing, Purchaser shall execute and deliver to Sellers, with respect to the applicable Included Assets included in such Closing, the following:

4.3.1 the funds required pursuant to Section 2.2 above to be delivered by Purchaser at such Closing;

4.3.2 a counterpart original of the Closing Statement referenced in Section 4.2.8 above;

4.3.3 a counterpart original of the Assignment and Assumption of Leases, Security Deposits and Service Contracts, in the form attached hereto as Exhibit J, referenced in Section 4.2.4 above;

4.3.4 a counterpart original of the Assignment and Assumption of Intangibles, in the form attached hereto as Exhibit K, referenced in Section 4.2.5 above;

4.3.5 such evidence of Purchaser’s power and authority as Title Insurer may reasonably require;

4.3.6 subject to the provisions of Sections 7.3 and 8.3.2(a), a certificate remaking Purchaser’s representations and warranties as if made on the Applicable Closing Date; and

4.3.7 completed and executed transfer tax forms, affidavits and all other instruments as are customarily executed by purchasers in the States where the applicable Property included in such Closing is located to effectuate the conveyance of property similar to such Property.

Notwithstanding the foregoing, with respect to any Real Property which is owned by a trustee under the provisions of a Florida land trust agreement, (a) the Deed shall be in the form of City National Bank of Florida’s standard trustee’s deed in the form of Exhibit G-1 attached hereto, (b) with respect to any Restricted Property, the Condominium Provisions shall be contained in a separate recordable instrument other than the Deed, and (c) all of the deliverables listed in Sections 4.2.2 through 4.2.14 will be signed by the Seller that is the beneficiary under the terms of such trusts.

4.4 Closing Prorations and Adjustments. Sellers shall prepare the Closing Statement of the prorations and adjustments required by this Agreement for each Closing and submit it to Purchaser at least three (3) Business Days prior to the Applicable Closing Date. The following items are to be prorated, adjusted or credited (as appropriate) with respect to Included Assets included in the applicable Closing as of the close of business on the Applicable Closing Date, it being understood that for purposes of prorations and adjustments, Sellers shall be deemed to be the owner of the applicable Included Asset prior to but not including the Applicable Closing Date and Purchaser shall be deemed to be the owner of the applicable Included Assets on and following the Applicable Closing Date:

4.4.1 real estate and personal property taxes and assessments on a cash basis, with the Sellers responsible for taxes attributable to the portion of the tax year which is prior to the Applicable Closing Date and the Purchaser responsible for taxes attributable to the remainder of the tax year (which prorations shall be calculated on the basis of the most recent available tax bill if the current bill is not then available);

4.4.2 the rent payable by Tenants under the Leases; provided, however, that rent and all other sums which are due and payable to a Seller by any Tenant but uncollected as of the Applicable Closing (collectively, the “Delinquent Amounts”) shall not be adjusted, but Purchaser shall cause such Delinquent Amounts to be remitted to such Seller if, as and when collected. At each Closing, the applicable Seller shall deliver to Purchaser a schedule of all such Delinquent Amounts then outstanding. In the event any Delinquent Amount is omitted from such schedule, Sellers shall not be deemed to have waived their rights to such Delinquent Amount. Purchaser shall include any and all Delinquent Amounts in the first bills submitted to the Tenants in question after the applicable Closing, and shall continue to do so for three (3) months thereafter; provided, however, that in no event shall Purchaser be required to expend any funds, bring any lawsuit, institute any collection, eviction or enforcement efforts or take any additional action against any Tenant in order to collect any Delinquent Amount. Purchaser shall promptly remit to Sellers any Delinquent Amounts received by Purchaser from and after the Applicable Closing Date, provided that a deficiency in the total rent due Purchaser is not created thereby (for clarity, all amounts received by Purchaser from such Tenant shall be applied first to all amounts then due to Purchaser under its Lease and then to the Delinquent Amount). Sellers shall not pursue any Tenant for any Delinquent Amount under a Lease that has been assigned to Purchaser except that from and after the date that is three (3) months following the Applicable Closing Date on which such Lease is assigned to Purchaser, Sellers may pursue any Tenants for Delinquent Amounts so long as such Tenant has vacated such Tenant’s unit or the applicable Lease has been terminated;

4.4.3 the amount of unapplied refundable security deposits (and all refundable deposits which have become unrefundable due to a Tenant’s default under its Lease but have not been validly applied by Sellers prior to Closing) held or required to be held by Sellers under the Leases, excluding any such security deposits or portions thereof validly applied by Sellers prior to Closing;

4.4.4 water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax); provided, however, that any deposits with utility companies shall remain the property of Sellers and shall not be prorated or credited (to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Applicable Closing Date);

4.4.5 amounts due and payable by Sellers under the Assumable Service Contracts and any unamortized portion of any lump sum or up front payments paid to Sellers under Assumable Service Contracts entered into by Sellers within two (2) years prior to the Applicable Closing Date;

4.4.6 assignable license and permit fees;

4.4.7 brokerage fees and commissions due and payable with respect to the Leases, with the Sellers responsible for the fees and commissions with respect to any Lease for which the Tenant has taken occupancy prior to the Applicable Closing Date and the Purchaser responsible for the fees and commissions with respect to any Lease entered into for which the Tenant has not taken occupancy prior to the Applicable Closing Date; and

4.4.8 other similar items of income and expenses of operation incurred in accordance with this Agreement.

Except with respect to general real estate and personal property taxes (which shall be reprorated upon the issuance of the actual bills, if necessary), any proration which must be estimated at a Closing shall be reprorated and finally adjusted as soon as practicable after the Applicable Closing Date; otherwise, subject to the provisions of Section 4.4.2 above, all prorations shall be final.

As of the Effective Date, Sellers may be seeking adjustments to real estate, ad valorem and/or personal property rates imposed upon and/or assessed values ascribed to the Real Properties (any such actions being collectively referred to as “Tax Appeals”). Sellers retain the right to commence additional Tax Appeals with respect only to periods occurring entirely prior to the Applicable Closing Date on which title to the applicable Real Properties is transferred to Purchaser (such period, the “Sellers’ Period”); provided, however, that with respect to any such Tax Appeals undertaken after the Effective Date, Seller shall provide Purchaser with prior written notice thereof. Seller reserves the right to meet with government officials and to contest any assessment or reassessment governing or affecting the Real Properties’ real estate ad valorem and/or personal property taxes solely for any Sellers’ Period and to attempt to retain a refund for any taxes previously paid. Purchaser shall have the exclusive right to commence Tax Appeals with respect to periods after the Applicable Closing Date on which title to the applicable Real Properties is transferred to Purchaser and with respect to periods in which such Applicable Closing Date occurs (such periods, the “Purchaser’s Period”), but shall promptly pay over to Sellers the portion of any such tax refund applicable to the Sellers’ Period. From and after the Applicable Closing Date, subject to the foregoing qualifications, (a) Purchaser will take all actions and execute and deliver all documents Sellers reasonably request in order to enable Sellers to continue to pursue the Tax Appeals solely with respect to the Sellers’ Period at no out of pocket expense to Purchaser, and (b) Sellers will take all such actions and execute and deliver all documents Purchaser reasonably requests in order to enable Purchaser to pursue any Tax Appeal solely with respect to the Purchaser’s Period at no out of pocket expense to Sellers. Subject to the foregoing qualifications, Purchaser and Sellers hereby agree to execute all consents, receipts, instruments and documents which may reasonably be requested in order to facilitate settling any Tax Appeal proceeding commenced by Sellers or Purchaser, as applicable, in accordance with this paragraph and collecting the amount of any tax refund with respect thereto.

4.5 Transaction Costs. Sellers shall pay for one-half (1/2) of the base premium for the Owner’s Policies and one-half (1/2) of all title search and closing fees and costs with respect thereto, one-half (1/2) of any transfer taxes, documentary stamps or similar charges, one-half (1/2) of any recording charges for instruments of conveyance, and one-half (1/2) of Escrowee’s escrow fees. Purchaser shall pay for one-half (1/2) of the base premium for the Owner’s Policies, one-half (1/2) of all title search and closing fees and costs with respect thereto, all premiums for any loan policy or endorsements to the Owner’s Policies required by Purchaser or Purchaser’s lender (if any), one-half (1/2) of any transfer taxes, documentary stamps or similar charges, one-half (1/2) of any recording charges for instruments of conveyance and one-half (1/2) of Escrowee’s escrow fees. Purchaser shall pay all mortgage taxes, documentary stamps or similar charges imposed on any financing obtained by Purchaser in connection with the transactions contemplated hereby. Sellers and Purchaser shall, however, be responsible for the fees of their respective attorneys and Purchaser shall be responsible for all costs related to its inspection of the Property. This Section 4.5 shall survive any Closing and any termination of this Agreement.

4.6 Possession. On the Applicable Closing Date, possession of the applicable Included Assets included in such Closing shall be delivered to Purchaser, subject only to such matters as are expressly permitted by or pursuant to this Agreement.

5. CASUALTY LOSS AND CONDEMNATION. If, prior to a Closing, the Property or any part thereof shall be condemned, or destroyed or damaged by fire or other casualty, Sellers shall promptly so notify Purchaser. If any portion of an Included Asset shall be condemned such that damages are in excess of five percent (5%) of the Allocated Purchase Price allocated to such Included Asset (as determined by an MAI certified appraiser selected by Sellers and reasonably approved by Purchaser) or if any portion of an Included Asset shall be destroyed or damaged by fire or other casualty the repair of which would cost in excess of five percent (5%) of the Allocated Purchase Price allocated to such Included Asset (as determined by Vericlaim, the third-party insurance adjuster designated by Sellers’ insurance company), then, at the option of either the applicable Seller or Purchaser, which option shall be exercisable by written notice thereof to the other party within ten (10) Business Days after Purchaser receives written notice from Sellers of such fire, earthquake or other casualty or condemnation and Vericlaim’s determination of resulting damages, the Included Asset which is the subject of the condemnation or casualty may be designated an Excluded Asset by either Purchaser or Seller (in addition to the Section 4.1.1 Excluded Assets and any other Excluded Assets designated by Purchaser in accordance with the terms of this Agreement), and, in such case, Purchaser shall be entitled to a return of a portion of the Earnest Money as set forth in Section 4.1.1 above. In the event neither Purchaser nor the applicable Seller exercises the option to exclude an Included Asset as set forth above, or if the condemnation or casualty is below the five percent (5%) threshold described above, then Purchaser shall be entitled to receive on the Applicable Closing Date with respect to such Included Asset: (a) with respect to a condemnation, an assignment of all of the applicable Seller’s right, title and interest in and to the condemnation proceeds to be awarded to such Seller as a result of such condemnation, and (b) with respect to a casualty, a credit against the Allocated Closing Purchase Price payable on the Applicable Closing Date in the total amount of the loss equal to (i) the estimated cost of repair, as determined by Vericlaim plus (ii) the estimated amount of lost rental income subsequent to the Applicable Closing Date not to exceed one hundred twenty (120) days, as determined by Vericlaim, minus (iii) any sums expended by such Seller in repairs or restoration of such Included Asset as permitted to be made pursuant to this Agreement. In addition, in the event of the foregoing and after appropriate credit and other items are provided to Purchaser as required by the terms of this Section 5, Purchaser shall deliver to Sellers at the applicable Closing a release in form reasonably satisfactory to Sellers whereby Purchaser releases Sellers from all ongoing liability and/or claims by Purchaser or its affiliates arising from such condemnation or casualty, but subject to the Sellers’ other obligations and liabilities set forth in this Agreement.

Notwithstanding anything to the contrary contained in this Section 5, in the event any condemnation below the five percent (5%) threshold described above prevents access to and from the Included Asset from a publicly dedicated street or public or private easement (which easement is the only source of access) in favor of the Included Asset, then Purchaser may elect to designate such Included Asset as an Excluded Asset (in addition to the Section 4.1.1 Excluded Assets and any other Excluded Assets designated by Purchaser in accordance with the terms of this Agreement), and, in such case, Purchaser shall be entitled to a return of a portion of the Earnest Money as set forth in Section 4.1.1 above.

6. BROKERAGE. Sellers agree to pay upon each Closing (but not otherwise) a brokerage commission due to any broker due a commission as a result of this transaction due to its dealings with Sellers pursuant to separate agreements for services rendered in connection with the sale and purchase of the Property. Purchaser represents and warrants that it has not dealt with any broker in connection with this transaction. Sellers and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or the transactions contemplated herein, including, without limitation, attorneys’ fees and expenses incurred by the indemnified party in connection with such claim. This Section 6 shall survive any Closing and any the termination of this Agreement.

7. DEFAULT AND REMEDIES; FAILURE OF CONDITIONS TO CLOSING.

7.1 Sellers’ Pre-Closing Default; Failure to Satisfy Purchaser’s Closing Conditions.

7.1.1 Sellers’ Pre-Closing Default; Purchaser’s Pre-Closing Remedies. Notwithstanding anything to the contrary contained in this Agreement, if a Seller fails to perform its obligations in accordance with the terms of this Agreement prior to a Closing with respect to any Included Asset in any material respect and such failure has not been cured within thirty (30) days of written notice thereof from Purchaser, and Purchaser is not in material default hereunder, then, as Purchaser’s sole and exclusive remedy hereunder and at Purchaser’s option, Purchaser may either (i) designate the applicable Included Asset to which such failure pertains as an Excluded Asset (in addition to the

Section 4.1.1 Excluded Assets and any other Excluded Assets designated by Purchaser in accordance with the terms of this Agreement), and, in such case, Purchaser shall be entitled to a return of a portion of the Earnest Money as set forth in Section 4.1.1 above, or (ii) upon notice to Seller, not more than thirty (30) days after Purchaser becomes aware of such failure, and provided an action is filed within ninety (90) days thereafter, Purchaser may seek specific performance, but not damages, provided, however, that if the remedy of specific performance is not available to Purchaser as to an Included Asset as a result of the willful and intentional act of Sellers, Purchaser shall be entitled to pursue an action against Sellers for Purchaser’s actual damages (but not consequential, indirect, punitive or special damages) as a result of such default related to such Included Asset. Purchaser’s failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (i) above. Notwithstanding the foregoing, in no event shall the notice and cure period referenced in this Section 7.1.1 be applicable to any failure by Sellers to close on the Applicable Closing Date as required by the terms hereof or extend the Applicable Closing Date.

7.1.2 Failure to Satisfy Purchaser’s Closing Conditions. If on any Applicable Closing Date any of the Purchaser Closing Conditions with respect to the Included Assets which are included in such Closing are not satisfied (other than as a result of a material default by Purchaser hereunder), then Purchaser may elect, at Purchaser’s option and as Purchaser’s sole remedy, to either (i) waive such condition and proceed to Closing or (ii) designate the applicable Included Assets with respect to which the Purchaser Closing Conditions are not satisfied as Excluded Assets (in addition to the Section 4.1.1 Excluded Assets and any other Excluded Assets designated by Purchaser in accordance with the terms of this Agreement), and, in such case, Purchaser shall be entitled to a return of a portion of the Earnest Money as set forth in Section 4.1.1 above.

7.2 Purchaser’s Pre-Closing Defaults; Failure to Satisfy Sellers’ Closing Conditions.

7.2.1 Purchaser’s Pre-Closing Default; Sellers’ Pre-Closing Remedies. If Purchaser fails to perform its obligations in accordance with the terms of this Agreement prior to a Closing with respect to any Included Asset in any material respect and such failure has not been cured within thirty (30) days of written notice thereof from Sellers, and Sellers are not in material default hereunder, then, as Sellers’ sole and exclusive remedy hereunder, Sellers shall have the right to terminate this Agreement as to such Included Assets only by delivering written notice to Purchaser, whereupon a portion of the Earnest Money equal to the sum of the Allocated Earnest Money for such Included Assets as set forth on Schedule 2, shall be forfeited to Sellers as liquidated damages, it being agreed between the parties hereto that the actual damages to Sellers in such event are impractical to ascertain and the amount of the Earnest Money so forfeited is a reasonable estimate thereof and shall be and constitute valid liquidated damages, and Closing shall proceed as scheduled on any remaining Included Assets included in such Closing. If Sellers terminate this Agreement as to all Included Assets pursuant to this Section 7.2.1, this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement and Sellers shall be entitled to retain the entire Earnest Money then remaining on deposit with Escrowee (i.e., after application and release of any portion of the Earnest Money at any prior Closing or otherwise pursuant to the terms hereof). Notwithstanding the foregoing, in no event shall the notice and cure period referenced in this Section 7.2.1 be applicable to any failure by Purchaser to close on the applicable Closing Date as required by the terms hereof or extend the applicable Closing Date.

SELLERS’ INITIALS: /s/ JA, AL

PURCHASER’S INITIALS: /s/ JC, PW

7.2.2 Failure to Satisfy Sellers’ Closing Conditions. If on any Applicable Closing Date, any of the Sellers Closing Conditions with respect to the Included Assets which are included in such Closing are not satisfied (other than as a result of a material default by Sellers hereunder), then Sellers may elect, at Sellers’ option and as Sellers’ sole remedy to either (i) waive such condition and proceed to Closing or (ii) terminate this Agreement with respect to the applicable Included Assets with respect to which the Sellers Closing Conditions are not satisfied (which shall thereafter be designated as Excluded Assets), whereupon a portion of the Earnest Money shall be delivered to Sellers in the amount set forth in, and as otherwise provided in, Section 7.2.1 above.

SELLERS’ INITIALS: /s/ JA, AL

PURCHASER’S INITIALS: /s/ JC, PW

7.3 Pre-Closing Knowledge. If at any time after the execution of this Agreement, either Purchaser or Sellers becomes aware of any fact or information which makes a representation and warranty contained in this Agreement become untrue in any material manner, said party shall promptly disclose such fact in writing to the other party hereto. If the party making the representation has taken no willful act which is not permitted under this Agreement to cause the representation to become untrue, said party shall not be in default under this Agreement and (a) the sole remedy of Sellers shall be either to (i) upon Purchaser’s failure to cure such breach within thirty (30) days of written notice thereof from Sellers, terminate this Agreement with respect to the Included Assets to which such breach relates (which shall thereafter be designated as Excluded Assets), by written notice to Purchaser within five (5) Business Days after the expiration of such cure period (the “Seller Notice Date”), whereupon a portion of the Earnest Money shall be delivered to Sellers in the amount set forth in, and as otherwise provided in, Section 7.2.1 above, or (ii) elect to proceed to the applicable Closing, in which case Sellers shall be deemed to have waived their rights with respect to any such breach of representation or warranty, and (b) the sole remedy of Purchaser shall be to either to (i) upon Sellers’ failure to cure such breach within thirty (30) days of written notice thereof from Purchaser, designate the Included Assets to which such breach relates as Excluded Assets (in addition to the Section 4.1.1 Excluded Assets and any other Excluded Assets designated by Purchaser in accordance with the terms of this Agreement), by written notice to Sellers within five (5) Business Days after the expiration of such cure period (the “Purchaser Notice Date”), and, in such case, Purchaser shall be entitled to a return of a portion of the Earnest Money as set forth in Section 4.1.1 above, or (ii) elect to proceed to the applicable Closing, in which case Purchaser shall be deemed to have waived its rights with respect to any such breach of representation or warranty. Notwithstanding the foregoing, in no event shall the notice and cure periods referenced in this Section 7.3 extend the applicable Closing Date. Notwithstanding the foregoing, Purchaser shall not be entitled to exercise the foregoing rights in the event that the representations or warranties of Sellers set forth in Sections 10.1.3, 10.1.4, 10.1.5 and 10.1.9 have become untrue under this Agreement by reason of changed facts or circumstances which, pursuant to the terms of this Agreement, are not prohibited from occurring, by reason of changes in conditions (including changes in law or generally accepted accounting principles) affecting the multifamily residential or real estate industries generally, or the United States of America or global economy, the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving or affecting the United States of America, earthquakes, hurricanes, or other natural disasters or acts of God. In the event Purchaser fails to deliver the required notice to Sellers on or before the Purchaser Notice Date, then Purchaser shall conclusively be deemed to have elected to proceed under clause (b)(ii) of the second sentence of this Section 7.3. In the event Sellers fail to deliver the required notice to Purchaser on or before the Seller Notice Date, then Sellers shall conclusively be deemed to have elected to proceed under clause (a)(ii) of the second sentence of this Section 7.3. Notwithstanding anything to the contrary set forth in this Agreement and without limitation of anything in this Section 7.3, Purchaser and Sellers are prohibited from making any claims against the other party hereto after the applicable Closing with respect to any breaches of the other party’s representations and warranties contained in this Agreement that the claiming party has actual knowledge of prior to the Applicable Closing Date. Notwithstanding clause (b)(i) in this Section 7.3, in the event the representation and warranty in Section 10.1.5 below (concerning condemnation) becomes untrue and Purchaser does not have the right to designate the applicable Included Asset as an Excluded Asset under Section 5 above, then Purchaser shall not have the right to designate such Included Asset as an Excluded Asset under this Section 7.3, provided that, in all events, Purchaser shall have the rights provided under Section 5 above.

7.4 Post-Closing Remedies. From and after each Closing, Sellers and Purchaser shall, subject to the terms and conditions of this Agreement including, without limitation, the terms of Section 12.1 below, have such rights and remedies as are available at law or in equity, except that neither Sellers nor Purchaser shall be entitled to recover from the other consequential, indirect, punitive or special damages.

8. CONDITIONS PRECEDENT.

8.1 Condition Precedent - Purchaser.

8.1.1 Purchaser acknowledges that it has had until the Effective Date within which to inspect the Property (the “Review Period”) and hereby waives any right to terminate this Agreement pursuant to this Section 8.1.1. For each Real Property, the applicable Seller shall deliver to Purchaser, or make available at the applicable Real Property, due diligence materials regarding the Real Property and the other Property related thereto, as is typically provided by Sellers (collectively, the “Due Diligence Materials”). Except as expressly set forth in Section 10 below, neither Sellers, nor any shareholder, officer, director, trustee, beneficiary, member, employee or agent thereof is making or shall be deemed to have made any express or implied representation or warranty of any kind or nature as to any Due Diligence Materials provided, including, but not limited to, representations regarding the accuracy or completeness of any such Due Diligence Materials. Up until the Applicable Closing Date, Sellers agree to deliver to Purchaser, or make available at the Property, any additional and/or updated materials related to the Property reasonably requested by Purchaser in writing, to the extent in Sellers’ possession or control, and Sellers shall deliver such items within a reasonable time following such request.

8.1.2 Purchaser’s right of inspection pursuant to this Section 8 shall be subject to the rights of Tenants under the Leases. Before entering upon any Real Property, Purchaser shall furnish to Sellers certificates of insurance for such Real Property evidencing: (a) commercial general liability insurance coverage of not less than One Million and No/100ths Dollars ($1,000,000.00) per occurrence and Two Million and No/100ths Dollars ($2,000,000.00) in the aggregate, (b) commercial automobile insurance coverage of not less than One Million and No/100ths Dollars ($1,000,000.00) per occurrence which shall cover liability arising in connection with any automobile at the Real Property (including owned, hired and non-owned automobiles), and (c) workers’ compensation insurance as required by statute in the state where such Real Property is located and employer’s liability insurance of not less than One Million and No/100ths Dollars ($1,000,000.00) per accident. With respect to the coverages required by clauses (a) and (b) immediately preceding, Seller, Equity Residential, ERP Operating Limited Partnership, Equity Residential Management, L.L.C. and their agents and affiliates shall be named as additional insureds. Such insurance coverage shall (i) be issued by an insurance company licensed to do business in the State where such Real Property is located having a rating of at least “AX” by A.M. Best Company, (ii) be primary and any insurance maintained by Sellers shall be excess and noncontributory, (iii) include contractual liability coverage with respect to Purchaser’s indemnity obligations set forth in this Agreement (it being understood, however, that the availability of such insurance shall not serve to limit or define the scope of Purchaser’s indemnity obligations under this Agreement in any manner whatsoever), and (iv) not contain any exclusions for work performed at or on residential properties, or for “insured versus insured” claims as respects any potential claim by Sellers against Purchaser. The insurance certificates required herein shall also provide that the coverage may not be cancelled, non-renewed or reduced without at least thirty (30) days’ prior written notice to Sellers. No inspection shall be undertaken without reasonable prior notice to Sellers. Sellers shall have the right to be present at any or all inspections. Neither Purchaser nor its agents or representatives shall contact any Tenants without the prior consent of Sellers. No inspection shall involve the taking of samples or other physically invasive procedures without the prior written consent of Sellers in their sole and absolute discretion. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall indemnify, defend (with counsel reasonably acceptable to Sellers) and hold Sellers, Equity Residential, ERP Operating Limited Partnership, Equity Residential Management, L.L.C. and each of their respective past, present and future affiliates (collectively, “Seller’s Affiliates”), harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out-of-pocket attorneys’ fees and costs incurred in connection therewith) arising out of or resulting from Purchaser’s exercise of its rights of inspection as provided for in this Section 8. The indemnification obligation of Purchaser in this Section 8.1.2 shall survive termination of this Agreement.

8.1.3 On each Applicable Closing Date, all management contracts relating to the Included Assets included in such Closing shall be terminated. Purchaser acknowledges that the Assumable Service Contracts are those Service Contracts (as hereinafter defined) which are assignable and which Purchaser shall assume at the applicable Closing to the extent that such Assumable Service Contracts related to the Included Assets included in such Closing and that all other Service Contracts will not be assigned to Purchaser at any Closing.

8.1.4 Within ten (10) days after the end of the Review Period, the applicable Seller and Purchaser agree to complete and execute the Disclosure of Information on Lead-Based Paint and/or Lead Based-Paint Hazard, a form of which is attached hereto as Exhibit M-1, for the Real Properties set forth on Exhibit M-2 and Purchaser acknowledges such form satisfies such Seller’s obligations under 40 C.F.R. Part 745.

8.2 Intentionally Omitted.

8.3 Conditions to Closing.

8.3.1 Purchaser’s Conditions. Purchaser’s obligation to consummate the transactions contemplated hereunder at any applicable Closing as to an Included Asset are conditioned upon the satisfaction of each of the following conditions with respect to such Included Asset (the “Purchaser Closing Conditions”):

(a) Sellers’ representations and warranties contained herein as to the applicable Included Asset being true and correct as of the Applicable Closing Date. This condition shall not be deemed to have failed if the untruthfulness of the representations or warranties are not true as of the Applicable Closing Date with respect to the representations or warranties contained in Sections 10.1.3, 10.1.4, 10.1.5 and 10.1.9 only, by reason of changed facts or circumstances which, pursuant to the terms of this Agreement, are not prohibited from occurring (which changed facts and circumstances Sellers shall set out in the certificate delivered pursuant to Section 4.2.9), changes in conditions (including changes in law or generally accepted accounting principles) affecting the multifamily residential or real estate industries generally, or the United States of America or global economy, the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving or affecting the United States of America, earthquakes, hurricanes, or other natural disasters or acts of God.

(b) As of the Applicable Closing Date, Sellers shall have performed all of their obligations under this Agreement in all material respects with respect to the applicable Included Asset.

(c) Sellers shall have delivered each of Sellers Closing deliveries under Section 4.2.

(d) There shall not be in effect any order or orders, whether temporary, preliminary or permanent, issued by any governmental authority restraining, enjoining, preventing or prohibiting the consummation of the transactions contemplated hereby with respect to the Included Asset.

(e) The Title Insurer shall be willing to insure title to such Included Asset pursuant to an Owner’s Policy in the amount of the Allocated Purchase Price for the applicable Included Asset, subject only to the Permitted Exceptions, and at the applicable Closing Title Insurer shall issue to Purchaser the most recent form of ALTA Owner’s Policies of Title Insurance for the applicable jurisdiction insuring fee simple title to the applicable Real Property and the Improvements dated as of the date of, and insuring Purchaser from and after, the Applicable Closing Date (the “Owner’s Policies”), or marked up pro formas having the effect thereof together with a signed undertaking from the Title Insurer to issue the Owner’s Policies promptly thereafter, subject to satisfaction of any conditions set forth in the applicable Title Commitment which are solely within Purchaser’s control or required to be satisfied by Purchaser under this Agreement.

8.3.2 Seller’s Conditions. The obligation of Sellers to consummate the transaction contemplated hereunder at any applicable Closing are conditioned upon the satisfaction of each of the following conditions with respect to the Included Assets which are included in such Closing (the “Seller Closing Conditions”):

(a) Purchaser’s representations and warranties contained herein being true and correct as of the Applicable Closing Date.

(b) As of the Applicable Closing Date, Purchaser shall have performed all of its obligations under this Agreement in all material respects with respect to the applicable Included Assets.

(c) Purchaser shall have delivered each of Purchaser’s Closing deliveries under Section 4.3.

(d) There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings that could reasonably be expected to materially and adversely affect Purchaser’s ability to perform its obligations under this Agreement.

(e) There shall not be in effect any order or orders, whether temporary, preliminary or permanent, issued by any governmental authority restraining, enjoining, preventing or prohibiting the consummation of the transactions contemplated hereby with respect to the Included Assets.

9. SECTION 1031 EXCHANGE. Sellers may structure the transactions herein described as one or more like-kind exchanges under Section 1031 of the Code at Sellers’ sole cost and expense. Purchaser shall reasonably cooperate therein, provided that Purchaser shall incur no liabilities or costs or expenses in connection with Sellers’ exchange other than de minimis internal costs of executing an acknowledgement of any such exchange. Sellers shall indemnify, defend and hold Purchaser harmless from all liabilities, costs and expenses incurred as a result of Sellers’ structuring of the transactions pursuant to this Section 9, and Purchaser shall not be required to take title to or contract for purchase of any other property. If Sellers use a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Sellers hereunder shall not relieve, release or absolve Sellers of their obligations to Purchaser.

10. REPRESENTATIONS AND WARRANTIES.

10.1 Sellers’ Representations and Warranties. Sellers hereby represent and warrant to Purchaser that, as of the Effective Date and, subject to the terms of this Agreement, remade as of each Applicable Closing Date:

10.1.1 Each Seller is either a limited partnership or limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware or Illinois, as indicated on Schedule 1 or is a trustee under a trust agreement governed by the laws of the State of Florida (a “Trustee”).

10.1.2 Each Seller has full power, right and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by each Seller have been duly and properly authorized by proper company or partnership action, as applicable, in accordance with applicable law and with the operating agreement or partnership agreement, as applicable of such Seller. This Agreement, when executed and delivered by Sellers and Purchaser, will constitute the valid and binding agreement of Sellers, enforceable against Sellers in accordance with its terms.

10.1.3 To Sellers’ Knowledge, Exhibits C-1 through C-27 attached hereto list all of the maintenance, service, advertising, utility, and other like contracts and agreements with respect to the ownership and operation of the Property (the “Service Contracts”) entered into by Sellers that affect the respective Real Properties and the service provider under each Service Contract. To Sellers’ knowledge, the copies of all Service Contracts delivered by Sellers to Purchaser pursuant to this Agreement are true and complete in all material respects. Notwithstanding anything in this Agreement to the contrary, Sellers do not covenant or represent that any particular Service Contract will be in force or effect as of the Applicable Closing Date or that the parties to the Service Contracts will not be in default under their respective Service Contracts, and the existence of any default by any party under any Service Contract shall not affect the obligations of Purchaser hereunder.

10.1.4 Exhibits L-1 through L-27 attached hereto describe the following information concerning the Leases affecting the respective Real Properties as of the date thereon (each a “Rent Roll”): (a) unit number, (b) name of Tenant, (c) rental rate, (d)

move in date, (e) expiration date, and (f) amount of security deposit. Each Rent Roll is true and correct in all material respects. With respect to each Tenant under a Lease, to Sellers’ knowledge: (1) such Tenant’s Lease is in full force and effect; (2) such Tenant is not asserting in writing any claim of offset or other defense in respect of its or the landlord’s obligations under its Lease; and (3) except as reflected in the Rent Roll attached hereto or the Leases, such Tenant is not entitled to any concession, rebate, allowance, or period of occupancy free of rent under its Lease or any other agreement with Sellers. Sellers make no representation with respect to any information provided in Exhibits L-1 through L-27 that is not described in the preceding two sentences. Notwithstanding anything in this Agreement to the contrary, Sellers do not covenant or represent that tenants under Leases will not be in default under their respective Leases as of the Applicable Closing Date.

10.1.5 Except as set forth on Exhibit N attached hereto, Sellers have not received from any governmental authority having the power of eminent domain any written notice of any condemnation of any Real Property or any part thereof.

10.1.6 Except as set forth on Exhibit O attached hereto, Sellers have received no written notice of any pending litigation initiated against Sellers or any Property, and to Sellers’ knowledge, Sellers have not received written notice of any threatened litigation against Sellers or any Property, which could reasonably be expected to materially and adversely affect the applicable Property after Closing or Sellers’ ability to perform hereunder.

10.1.7 Except as set forth on Exhibit P attached hereto, Sellers have not received written notice of any violation of any building, environmental, fire or health code or any other statute applicable to any Property which could reasonably be expected to result in a material and adverse effect on the applicable Property and will not be cured prior to the Applicable Closing Date.

10.1.8 Other than those that shall be prorated at the applicable Closing pursuant to Section 4.4 above, there are no brokers’ commissions or other fees payable to any person or entity with regard to the execution of any of the Leases or renewals thereof which will or at or after Closing, could become the financial responsibility of Purchaser as Sellers’ successor in interest to any Property.

10.1.9 Sellers are the owner of all Personal Property free and clear of all liens, claims, or encumbrances, except liens and security interests that will be released at or before the Applicable Closing Date and Permitted Exceptions.

10.1.10 None of the Sellers have filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, or suffered the attachment or other judicial seizure of substantially all of its assets.

10.1.11 None of the Sellers nor any constituent person comprising any Seller (other than public investors in Equity Residential, a Maryland real estate investment trust or limited partners in ERP Operating Limited Partnership, an Illinois limited partnership) is (a) identified on the OFAC List (as hereinafter defined) or (b) a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, rule, regulation or Executive Order of the President of the United States. The term “OFAC List” shall mean the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any law, rule, regulation or Executive Order of the President of the United States, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.

10.1.12 No Seller has any employees.

10.1.13 No Seller is a party to, and the Property is not subject to, any collective bargaining or union contract.

10.1.14 To Sellers’ knowledge, Sellers have delivered true and correct copies of all environmental reports for the Real Properties in Sellers’ possession or control.

10.1.15 To Seller’s knowledge, except as disclosed in the Title Commitments or contained in the Permitted Exceptions, there are no purchase options, rights of first offer, rights of first refusal, consent rights or any other similar rights in favor of any person or entity with respect to the Property and the transactions contemplated hereby which are currently in effect.

10.2 Seller’s Knowledge. When used in this Agreement, the term “to Seller’s knowledge” shall mean and be limited to the actual (and not imputed, implied or constructive) knowledge, of Jason Babcock, Vice President of Investments for Equity Residential, James Alexander, Senior Vice President of Investments for Equity Residential, and as to each Included Asset, the Area Vice President for the Included Asset set forth on Exhibit S. Notwithstanding anything to the contrary set forth in this Agreement, none of the foregoing individuals shall have any personal liability or liability whatsoever with respect to any matters set forth in this Agreement or any of Sellers’ representations and/or warranties herein being or becoming untrue, inaccurate or incomplete.

10.3 Survival of Sellers’ Representations and Warranties. Subject to the provisions of Section 7.3, the representations and warranties of Sellers set forth in Section 10.1 shall be updated by Sellers as of the Applicable Closing Date in accordance with Section 4.2.9 above, and shall survive the Final Closing for a period of two hundred seventy (270) days, except for those representations and warranties set forth in Sections 10.1.1, 10.1.2, and 10.1.11 (the “Permanent Representations”), which shall survive indefinitely. Notice of any claim as to a breach of any representation or warranty (other than the Permanent Representations) must be made to Sellers prior to the expiration of such two hundred seventy (270) day period or it shall be deemed a waiver of Purchaser’s right to assert such claim.

10.4 Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants to Sellers that, as of the Effective Date and, subject to the terms of this Agreement, remade as of each Applicable Closing Date:

10.4.1 Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.

10.4.2 Purchaser has full power, right and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser have been duly and properly authorized by proper company action in accordance with applicable law and with the Limited Liability Company Agreement of Purchaser.

10.4.3 Neither Purchaser nor, to Purchaser’s knowledge, any constituent person comprising Purchaser is (a) identified on the OFAC List or (b) a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, rule, regulation or Executive Order of the President of the United States.

10.4.4 Purchaser is not a party in interest under Section 3(14) of the Employee Retirement Income Security Act of 1974 (“ERISA”), or a disqualified person under Section 4975(e)(2) of the Code.

10.4.5 Purchaser’s acquisition of the Property will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

10.4.6 Purchaser is not an entity whose assets are deemed to be “plan assets” under ERISA, and the funds being used by Purchaser to acquire the Property do not constitute in full or in part “plan assets” subject to ERISA (as defined in 29 C.F.R. § 2510.3-101).

10.5 Survival of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser set forth in Section 10.4 shall be updated by Purchaser as of the Applicable Closing Date in accordance with Section 4.3.6 above and shall survive indefinitely.

11. AS-IS.

11.1 AS-IS CONDITION. SUBJECT TO, AND WITHOUT IN ANY WAY LIMITING, SELLERS’ REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, AND ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER’S OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER AGREES TO PURCHASE THE PROPERTY “AS IS”, “WHERE IS”, WITH ALL FAULTS AND CONDITIONS THEREON. ANY WRITTEN OR ORAL INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS CONCERNING THE PROPERTY PROVIDED OR MADE AVAILABLE TO PURCHASER, ITS AGENTS OR CONSTITUENTS BY SELLERS, SELLERS’ AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING OR PURPORTING TO

REPRESENT SELLERS, SHALL NOT BE REPRESENTATIONS OR WARRANTIES, UNLESS SPECIFICALLY SET FORTH IN SECTION 10.1 OF THIS AGREEMENT. IN PURCHASING THE PROPERTY OR TAKING OTHER ACTION HEREUNDER, PURCHASER HAS NOT AND SHALL NOT RELY ON ANY SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON PURCHASER’S OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS IS”.

11.2 NO ADDITIONAL REPRESENTATIONS. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLERS HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY INCLUDING, WITHOUT LIMITATION, (A) THE NATURE, QUALITY OR PHYSICAL CONDITION OF THE PROPERTY, (B) THE CONSTRUCTION OF THE IMPROVEMENTS AND WHETHER THERE EXISTS ANY CONSTRUCTION DEFECTS THEREIN, (C) THE WATER, SOIL AND GEOLOGY OF THE PROPERTY, (D) THE INCOME TO BE DERIVED FROM THE PROPERTY, (E) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (F) THE COMPLIANCE OF OR BY THE PROPERTY OR THE OPERATION THEREOF WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL AUTHORITY OR BODY HAVING JURISDICTION THEREOVER, (G) THE HABITABILITY OR FITNESS OF THE PROPERTY FOR A PARTICULAR PURPOSE, (H) THE MARKETABILITY OF THE PROPERTY OR THE ABILITY TO LEASE OR SELL UNITS THEREIN, (I) THE STATUS OR CONDITION OF ENTITLEMENTS PERTAINING TO THE PROPERTY, AND (J) ANY MATTER REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS MATERIALS, AS HEREINAFTER DEFINED. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT SELLERS, UNLESS OTHERWISE REQUIRED BY LAW, ARE UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES REGARDING ANY MATTER WHICH MAY BE KNOWN TO SELLERS.

“Hazardous Materials” or “Hazardous Substances” - shall mean (i) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including, but not limited to, substances defined as “hazardous wastes,” “hazardous materials,” “hazardous substances,” “toxic substances,” “pollutants,” “contaminants,” “radioactive materials”, “toxic pollutants”, or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Toxic Substance Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq.; the Resource Conservation

and Recovery Act (“RCRA”), 42 U.S.C. § 6901, et seq.; the Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; and for Real Properties located in the State of California, the California Water Resources Control Board; any Regional Water Quality Control Board; the California Air Resources Board; Cal/Osha Standards Board Division of Occupational Safety and Health; the California Department of Food and Agriculture; the California Department of Health Services]and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters; and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any environmental law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and their byproducts, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon, (H) Polychlorinated Biphenyls (PCB’s), (I) ureaformaldehyde, (J) volatile organic compounds (VOC), (K) total petroleum hydrocarbons (TPH), (L) benzine derivative (BTEX), and (M) petroleum byproducts.

11.3 RELEASE. PURCHASER REPRESENTS TO SELLERS THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLERS, SELLERS’ AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING OR PURPORTING TO REPRESENT SELLERS, WITH RESPECT THERETO OTHER THAN SELLERS’ REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND EXCEPT FOR ANY CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) PURCHASER MAY HAVE AGAINST SELLERS OR GUARANTORS PURSUANT TO THE EXPRESS PROVISIONS OF THIS AGREEMENT, PURCHASER, UPON CLOSING, SHALL BE DEEMED, ON BEHALF OF ITSELF AND ON BEHALF OF ITS TRANSFEREES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE SELLER AND SELLER’S AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECT OR OTHER PHYSICAL CONDITION (INCLUDING, WITHOUT LIMITATION, FUNGI, MOLD OR MILDEW) WHETHER PURSUANT TO ANY OTHER FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS MATERIAL WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE

VICINITY OF THE PROPERTY AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS WHATSOEVER REGARDING THE PROPERTY. THIS RELEASE INCLUDES CLAIMS OF WHICH PURCHASER IS PRESENTLY UNAWARE AND OF WHICH PURCHASER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY PURCHASER, WOULD MATERIALLY AFFECT PURCHASER’S RELEASE OF SELLERS.

IN THIS REGARD AND TO THE EXTENT PERMITTED BY LAW, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT PURCHASER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO PURCHASER MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND PURCHASER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES CONTAINED HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON BY PURCHASER IN LIGHT OF THAT REALIZATION AND THAT PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLERS AND SELLERS’ AFFILIATES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES. PURCHASER’S RELEASE OF SELLERS AS SET FORTH IN THIS SECTION 11.3 SHALL NOT PERTAIN TO ANY CLAIM OR CAUSE OF ACTION BY PURCHASER AGAINST SELLERS OR GUARANTORS UNDER OTHER EXPRESS PROVISIONS OF THIS AGREEMENT.

Sellers’ Initials: /s/ JA, AL

Purchaser’s Initials: /s/ JC, PW

11.4 ERC Suit Indemnification. Sellers shall indemnify, hold harmless and defend Purchaser, its affiliates, and each of their respective members, partners, officers, directors, trustees, parents, subsidiaries, shareholders, managers, beneficiaries, employees and agents, harmless from against any and all claims that may be incurred by such person or entity in connection with or relating to that certain civil action captioned Equal Rights Center v. Equity Residential, et al. currently pending in the District Court for the District of Maryland (together will all related civil, criminal and administrative actions thereto, the “ERC Suit”) or in connection with the implementation of any order, judgment or settlement in or of the ERC Suit; provided, however, that Sellers shall have no obligation under this Section 11.4 with respect to claims to the extent arising after the Applicable Closing and resulting from the acts (other than those in connection with the implementation of any order, judgment or settlement in or of the ERC Suit) of Purchaser, any affiliate of Purchaser or any agent or independent contractor of Purchaser or any affiliate of Purchaser, or their successors and assigns.

11.5 Condominium Conversions; Indemnification. During the period beginning on each Applicable Closing Date (as to the applicable Included Assets) and ending on February 28, 2018, for non-Restricted Properties and the applicable Restriction Period (as hereafter defined), for Restricted Properties, Purchaser agrees to indemnify, defend and hold Sellers, Seller’s Affiliates, and each of their respective members, partners, officers, directors, trustees, parents, subsidiaries, shareholders, managers, beneficiaries, employees and agents, harmless from and against any and all demands, claims, causes of action, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever and of any kind or nature (including, without limitation, court costs and reasonable attorneys’ fees arising out of any of the above), whether in tort, contract or otherwise, and whether arising under statutes in effect in the States where any Real Property is located or otherwise, arising out of or directly relating to claims made or brought by or on behalf of any party or parties who acquire or contract to acquire any condominium or other form of common ownership interest in the Property (or their successors and assigns) following the filing or recording of any document by Purchaser (or its successors and assigns) providing for the conversion of the Property to a form of condominium ownership under any state or local law (including, without limitation, condominium and homeowner associations), in connection with or related to, the physical condition of the Property prior to, at and subsequent to the applicable Closing, including, without limitation, with respect to deficiencies (including, without limitation, any latent or patent defect) in the design, specification, surveying, planning, development, supervision or construction of an improvement to the Property, or any injury arising out of any such deficiency, all structural and seismic elements of the Property, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the existence of asbestos, mold, mildew or fungi and the environmental condition of the Property. Sellers and Purchaser agree and acknowledge that each Deed for a non-Restricted Property shall contain the indemnity set forth in this Section 11.5.

11.6 Restriction on Conversion to Condominium Ownership. Sellers and Purchaser agree and acknowledge that each Deed for a Restricted Property contains a restrictive covenant (the “Restrictive Covenant”) which provides that the Restricted Property shall not be converted or otherwise modified or used so as to become a condominium development or other form of common interest development, and including for Restricted Properties located in California, (i) in any manner conveyed as or converted to “separate interests”, as such term is defined in Section 1351 of the California Civil Code, as amended from time to time (hereinafter referred to as “Section 1351”), or (ii) converted or otherwise modified or used so as to become a “common interest development”, as that term is defined in Section 1351 (each hereinafter to referred to as a “Conversion Act”) until the date set across from such Restricted Property on Exhibit R (the “Restriction Period”). Notwithstanding anything in this Agreement to the contrary, Purchaser shall not, at any time during the Restriction Period, make or permit to be made effective a declaration of condominium ownership or other document, device or instrument creating fractionalized ownership of any kind with respect to all or any part of the Restricted Property (whether by Purchaser or a successor or assignee of Purchaser or a successor owner). The provisions of this Section 11.6 shall survive the Closing until the expiration of the applicable Restriction Period.

The provisions of this Section 11 shall survive the Closing. Purchaser and Sellers acknowledge and agree that the disclaimers, indemnifications and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price and Purchaser would not have agreed to enter into the transaction contemplated by this Agreement without such disclaimers, indemnifications and other agreements set forth above.

12. LIMITATION OF LIABILITY.

12.1 Limitation of Liability. Notwithstanding anything to the contrary contained herein, if the Closing shall have occurred (and Purchaser shall not have in writing expressly waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Sellers arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Sellers under this Agreement (or any document executed or delivered in connection herewith) shall not, in the aggregate, exceed one and one-half percent (1.5%) of the Adjusted Purchase Price. Sellers shall not be liable to Purchaser in respect of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Sellers under this Agreement (or any document executed or delivered in connection herewith) for a particular Real Property unless and until the sum of such obligations exceeds Seventy Five Thousand Dollars and No/100 ($75,000.00) as to claims relating to such Real Property. Sellers’ indemnity obligations with respect to the ERC Suit contained in this Agreement shall not be subject to the foregoing limitations of liability and shall not count towards the one and one-half percent (1.5%) cap set forth in this Section 12.1. The provisions of this Section 12.1 shall survive the Closing or any termination of this Agreement.

12.2 Guaranty of Certain Obligations. Subject to the limitations set forth in Section 12.1 above, ERP Operating Limited Partnership (“Guarantor”) hereby, jointly and severally, irrevocably guarantees, as principal and not as surety, the due and punctual payment of all liabilities of Sellers arising pursuant to or in connection with the representations and warranties of Sellers under this Agreement (or any document executed or delivered in connection herewith) and Sellers’ indemnification obligations hereunder. Guarantor hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against any of the Sellers, protest, notice (except as otherwise required hereunder) and all demands whatsoever in connection with the performance of its obligations set forth in this Section 12.2. The provisions of this Section 12.2 shall survive any Closing or any termination of this Agreement.

12.3 No Personal Liability of Sellers’ Directors and Employees. Except for the liability of Guarantor set forth in Section 12.2 above, no constituent partner or member in or agent of a Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner or member in a Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and except for the liability of Guarantor set forth in Section 12.2 above, Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s assets (and the proceeds thereof) for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner or member in a Seller (or in any other constituent partner or member of a Seller), nor any obligation of any constituent partner or member in a Seller (or in any other constituent partner or member of a Seller) to restore a negative capital account or to contribute capital to a Seller (or to any other constituent partner or member of a Seller), shall at any time be deemed to be the property or an asset of a Seller or any such other constituent partner or member (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of a partner’s or member’s obligations to restore or contribute). The provisions of this Section 12.3 shall survive the Closing or any termination of this Agreement.

13. OPERATION OF THE PROPERTY. From and after the Effective Date until the applicable Closing or earlier termination of this Agreement:

13.1 Ordinary Course of Business. Sellers shall operate and maintain the Property in their ordinary course of business (provided, that such obligation shall not include incurring any capital expenditures except to the extent that the Property is unable to operate in the ordinary course without such expenditure). and shall not sell, further pledge, or otherwise transfer, remove or dispose of all or any part of any Property (except for such items of Personal Property as become obsolete or are disposed of and replaced in the ordinary course), subject to the provisions of Section 5 above.

13.2 Service Contracts. Sellers shall not amend any existing Service Contract or enter into any new Service Contract with respect to the Property that will be binding on Purchaser and will not be cancelable by Purchaser without penalty upon no greater than thirty (30) days’ notice, without the prior written consent of Purchaser. Sellers agree not to terminate, amend or modify any Assumable Service Contract prior to Closing without the prior written consent of Purchaser, not to be unreasonably withheld, conditioned or delayed. Sellers shall not enter into any Service Contracts with any of Sellers’ Affiliates that will be binding on the Property or Purchaser after the Applicable Closing.

13.3 Property Insurance. Sellers shall maintain in full force and effect property insurance on the Property at the levels maintained by Sellers on the Effective Date.

13.4 Condition of Vacant Units. At each Closing, any units at the Property that are vacated at least five (5) Business Days prior to the Applicable Closing Date shall be put in rent ready condition by Sellers in accordance with Sellers’ customary management practices for the applicable Real Property or Purchaser shall receive a credit at the applicable Closing equal to the sum of $750 per unit that is not in such rent ready condition.

13.5 New Leases. Sellers shall keep, observe, and perform their obligations as landlord under the Leases. Without the prior written consent of Purchaser, Sellers shall not enter into, or alter, amend or otherwise modify or supplement any existing Lease that provides for a term in excess of one (1) year or is not consistent with Revolution LRO, Seller’s revenue optimization program, currently in use with respect to the Property.

13.6 Litigation. Sellers shall promptly notify Purchaser of any pending or threatened litigation or governmental proceeding that could reasonably be expected to materially and adversely affect the Property after Closing to the extent Seller has knowledge of such matters and have received written notice thereof.

14. MISCELLANEOUS.

14.1 Indemnification Claims. The indemnifications contained in this Agreement shall be subject to the following provisions: the indemnitee shall notify indemnitor of any such claim against indemnitee within thirty (30) days after it has written notice of such claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within fifteen (15) Business Days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor’s liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including reasonable attorneys’ fees, incurred by indemnitee in effecting such settlement. The obligations set forth in this Section 14.1 shall survive any Closing or earlier termination of this Agreement.

14.2 Entire Agreement. All understandings and agreements heretofore had between Sellers and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of the parties and supersedes that certain Access Agreement dated December 16, 2012 among the parties.

14.3 Assignment. Except for an assignment to a “Permitted Assignee” (as hereinafter defined), neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser. For purposes of this Agreement, the term “Permitted Assignee” shall mean a legal entity controlled, directly or indirectly, by Greystar Real Estate Partners, LLC and/or The Goldman Sachs Group, Inc. To be effective, an assignment to a Permitted Assignee shall (i) be fully executed by the assignor and the Permitted Assignee thereunder and delivered to Sellers at least three (3) Business Days prior to Applicable Closing Date, and (ii) contain a provision whereby the Permitted Assignee assumes all of the obligations of Purchaser under this Agreement. Upon an assignment of this Agreement to a Permitted Assignee: (1) Purchaser shall not be relieved of any subsequently accruing liability under this Agreement, and (2) as used in this Agreement, the “Purchaser” shall be deemed to include such Permitted Assignee. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns. Notwithstanding the foregoing, Purchaser shall have the right at least three (3) Business Days prior to Applicable Closing Date, to designate an Affiliate of Purchaser to be the recipient of any Included Asset (such Affiliate, the “Purchaser Designee”), provided that such designation does not have the effect of delaying the Closing in any respect and provided further that Purchaser confirms to Sellers in writing that the designation does not relieve Purchaser of any of its obligations under this Agreement. As used in this Section 14.3, “Affiliate” means a legal entity controlled, directly or indirectly, by Greystar Real Estate Partners, LLC and/or The Goldman Sachs Group, Inc.

14.4 No Modification. This Agreement shall not be modified or amended except in a written document signed by Sellers and Purchaser.

14.5 Time of the Essence. Time is of the essence of this Agreement.

14.6 Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Illinois except where a specific provision is required by the applicable law of the State where a Real Property is located to be governed by the law of such State.

14.7 Notice. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal Express), or by facsimile or Email transmission with a copy to follow by certified mail, return receipt requested, postage paid or by overnight courier, addressed as follows:

If to Sellers:

c/o Equity Residential

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

Telephone: (312) 928-1259

Facsimile: (312) 454-1962

Attention: Alan George

Email: ageorge@eqrworld.com

With copies to:

c/o Equity Residential

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

Telephone: (312) 928-1235

Facsimile: (312) 526-0694

Attention: Mark Trager, Esq.

Email: mtrager@eqrworld.com

AND

Neal, Gerber & Eisenberg LLP

2 North LaSalle Street, Suite 1700

Chicago, Illinois 60602

Telephone: (312) 269-5255

Facsimile: (312) 750-6506

Attention: Douglas J. Lubelchek, Esq.

Email: dlubelchek@ngelaw.com

If to Purchaser:

GSG Residential Portfolio LLC

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention: Peter Weidman

Telephone: (212) 902-5520

Facsimile: (212) 357-5505

and

c/o Goldman, Sachs & Co.

6011 Connection Drive

Irving, Texas 75039

Attention: General Counsel

Telephone: (972) 368-2267

Facsimile: (972) 368-3199

and

c/o Greystar Real Estate Partners, LLC

Attn: A. Joshua Carper and J. Derek Ramsey

18 Broad Street

Third Floor

Charleston, SC 29401

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Anthony J. Colletta, Esq.

Telephone: (212) 558-4000

Facsimile: (212) 291-9029

Email: collettaa@sullcrom.com

All notices given in accordance with the terms hereof shall be deemed received on the next Business Day if sent by overnight courier, on the same day if sent by facsimile or Email before 5:00 p.m. (Chicago time) on a Business Day, on the third (3rd) Business Day following deposit with the United States Mail as a registered or certified matter with postage prepaid, or when delivered personally or otherwise received or refused. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 14.7. Any approval, consent or notice hereunder which is to be given to or on behalf of a Seller or the Sellers, may be given to or by ERP Operating Limited Partnership on behalf of the Sellers.

14.8 Waiver of Trial by Jury. IN ANY LAWSUIT OR OTHER PROCEEDING INITIATED BY PURCHASER UNDER OR WITH RESPECT TO THIS AGREEMENT, PURCHASER WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY. IN ADDITION, PURCHASER WAIVES ANY RIGHT TO SEEK RESCISSION OF THE TRANSACTION PROVIDED FOR IN THE AGREEMENT.

14.9 Confidentiality. Without the prior written consent of the other party (which consent shall not be unreasonably withheld with respect to press releases), neither Purchaser nor any Seller nor any of their respective employees, affiliates, brokers, advisors or other agents shall issue a press release or other media publicity of any kind whatsoever with respect to Sellers or this Agreement or disclose to any third party the existence of this Agreement or any term or condition of this Agreement (including, without limitation, the Purchase Price) or the results of any inspections or studies undertaken in connection herewith; provided, however, that either Purchaser or Sellers may disclose such information to their respective principals, legal counsel, regulators, accountants, tax advisors, actual and potential investors and potential financing sources in connection with evaluating the potential transaction or as may be required by law or court order. Purchaser and Seller shall each be responsible for any violations of this Section by any of their respective employees, affiliates, brokers, advisors or other agents. Purchaser acknowledges that Seller shall, upon the full execution and delivery of this Agreement, be required to file with the Securities and Exchange Commission a Form 8-K with respect to this transaction. Purchaser agrees to keep confidential and not to use, other than in connection with its determination whether to proceed with the purchase of the Property in accordance with Section 8 hereof, any of the documents, material or information regarding the Property or Sellers supplied to Purchaser by Sellers or by any third party at the request of Sellers, including, without limitation any environmental site assessment reports and information concerning any employee of Sellers or Sellers’ Affiliates furnished to Purchaser, except Purchaser may share such documents, material and information with Purchaser’s lenders, principals, regulators, actual and potential investors and attorneys and other consultants (“Purchaser’s Consultants”) hired in connection with the acquisition of the Property, unless Purchaser is compelled to disclose such documents, material or information by law or by subpoena. Purchaser agrees to indemnify and hold harmless Sellers from and against any and all losses, damages, claims and liabilities of any kind (including, without limitation, attorney’s fees) arising out of a breach by Purchaser or Purchaser’s Consultants of the provisions of this Section 14.9. The provisions of this Section 14.9 shall survive until the earlier to occur of (a) the Applicable Closing Date with respect to information related to a particular Included Asset or the Final Closing Date with respect to the terms, provisions, or conditions of this Agreement, and (b) one (1) year from the Effective Date, provided that the restrictions with respect to press releases shall survive indefinitely.

14.10 Delivery of Reports and Studies. If for any reason Purchaser does not consummate all of a Closings in accordance with the terms hereof as to a Real Property other than as a result of a default by Sellers, then Purchaser shall, upon Sellers’ request, provide copies of final studies, reports, surveys and other information, data and/or documents relating to such Real Property, in each case, prepared by third parties at the request of Purchaser; provided that Sellers shall not be entitled to rely on any such studies, reports, surveys and other information, data and/or documents.

14.11 Access to Property Files. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser hereby agrees that following the Applicable Closing Date for a period of two (2) years, Sellers shall have, upon reasonable prior notice to Purchaser, access to all files at the Property that relate to a dispute or a set of facts that could lead to a dispute (a “Dispute”) between Sellers and a third party including, without limitation, a Tenant of the Property with respect to Sellers’ period of ownership thereof; provided, however, all rights, defenses, causes of action and claims relating to a Dispute and arising from matters and events following the Applicable Closing Date shall belong to Purchaser. In addition, all files at the Property that relate to Tenants who have vacated their units at the Property (the “Former Tenant Lease Files”), together with any and all rights, defenses, causes of action and claims relating thereto, shall remain the property of Sellers, but Purchaser shall be entitled to make and retain copies of same excluding proprietary and privileged information. Former Tenant Lease Files may be removed by Sellers on or before the Applicable Closing Date. The provisions of this Section 14.11 shall survive the Closing.

14.12 No Memorandum of Agreement. This Agreement or any notice or memorandum hereof shall not be recorded by Purchaser in any public record. A violation of this prohibition shall constitute a material breach by Purchaser, entitling Seller to terminate this Agreement.

14.13 No Finance Contingency. Purchaser acknowledges and agrees that Purchaser’s obligations under this Agreement are not in any manner contingent or conditioned upon Purchaser obtaining financing in order to Purchase the Property. At Purchaser’s request, Sellers shall reasonably cooperate with Purchaser in obtaining financing (e.g., by providing access to the Property for property tours subject to the conditions set forth herein for entry onto the Property); provided, however, in no event shall Seller be obligated to comply with any requirements of Purchaser’s lender or otherwise incur any out-of-pocket cost, expense or liability in connection with Purchaser’s financing of the Property.

14.14 Counterpart Signatures. This Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

14.15 Designation of Escrowee as Reporting Person. Sellers and Purchaser each hereby authorize Escrowee to designate the investment depository of the Earnest Money to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991.

14.16 Business Days. For purpose of this Agreement, “Business Day” shall mean any day that is not a Saturday, Sunday or Federal or State of Illinois or New York holiday. Whenever the time for performance of a covenant or condition required to be performed pursuant to the terms of this Agreement falls upon a day that is not a Business Day, such time for performance shall be extended to the next succeeding Business Day. Otherwise all references herein to “days” shall mean calendar days.

14.17 Signatures. Handwritten signatures to this Agreement transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver to the other party an executed original of this Agreement with its actual signature, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopied or electronically transmitted handwritten signature of the other party to this Agreement.

14.18 Legal Representation. Each party hereto has been represented by legal counsel in connection with the negotiation of the transactions herein contemplated and the drafting and negotiation of this Agreement. Each party hereto and its counsel has had an opportunity to review and suggest revisions to the language of this Agreement. Accordingly, no provision of this Agreement shall be construed for or against or interpreted to the benefit or disadvantage of any party by reason of any party having or being deemed to have structured or drafted such provision.

14.19 Prevailing Party Attorney Fees. If a party to this Agreement shall bring any action, suit, counterclaim or appeal against the other party declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (an “Action”), the non-prevailing party in such Action shall pay to the prevailing party in such Action a reasonable sum for the prevailing party’s reasonable attorney’s fees and expenses incurred in prosecuting or defending such Action and/or enforcing any judgment, order, ruling or award (a “Decision”), granted therein, all of which shall be deemed to have accrued from a commencement of such Action. Any Decision entered into in such Action shall contain a specific provision providing for the recovery of attorneys’ fees and expenses incurred in obtaining and enforcing such Decision. The court may fix the amount of reasonable attorney’s fees and expenses upon the request of any party. For purposes of this Section 14.19, attorneys’ fees shall include, without limitation, fees incurred in connection with (i) post judgment motions and collection actions, (ii) contempt proceedings, (iii) garnishment, levy and debtor and third party examination, (iv) discovery and (v) bankruptcy litigation. The terms of this Section 14.19 shall survive Closing or any earlier termination of this Agreement.

14.20 No Personal Liability of Trustee. This Agreement is executed by City National Bank of Florida, as Trustee, in the exercise of the power and authority conferred upon and invested in it as such trustee. It is expressly understood and agreed by all parties in this Agreement that nothing herein contained shall be construed as creating any personal liability on City National Bank of Florida, as Trustee, all such liability, if any, being expressly waived.

14.21 Employees. Purchaser and Sellers expressly acknowledge and agree that Purchaser and/or any of its affiliates shall from and after the end of the Review Period, be permitted to solicit any on-site employee or personnel engaged in the operation or management of one or more of the Real Properties or Improvements, provided that Purchaser shall not hire any on-site employee or personnel employed by Sellers or their affiliates and engaged in the operation or management of any Excluded Asset for a period of one (1) year after the Final Closing.

14.22 State Specific Provisions. The following provisions shall apply to Property located in the following states, and in the event of any inconsistency between the provisions of this Section 14.22 and the remainder of this Agreement, the provisions of this Section 14.22 shall control.

14.22.1 Florida.

(a) Radon Gas. Pursuant to Section 404.056(5), Florida Statutes (1988), the following notification regarding radon gas is hereby made, and all parties executing this Agreement acknowledge receipt of this notification:

Radon Gas: “Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit”.

(b) Purchaser acknowledges that it has received a copy of The Florida Building Energy-Efficiency Rating System Brochure as provided by the state of Florida, Department of Community Affairs, as required by section 553.996, Florida Statutes.

(c) PURCHASER UNDERSTANDS AND ACKNOWLEDGES THAT GIVEN THE CLIMATE AND HUMID CONDITIONS IN THE STATE OF FLORIDA, FUNGI, MOLD AND MILDEW MAY EXIST OR DEVELOP WITHIN THE PROPERTY. PURCHASER HEREBY AGREES THAT UPON THE APPLICABLE CLOSING, PURCHASER SHALL ASSUME ALL RISK, KNOWN AND UNKNOWN, ASSOCIATED WITH THE EXISTENCE OF FUNGI, MOLD OR MILDEW ON, AT, IN, ABOUT OR THROUGHOUT THE PROPERTY.

(d) Section 4.4.1 shall be replaced with: real estate and personal property taxes and assessments (on the basis of the most recent available tax bill if the current bill is not then available, and in any case, calculated taking into account the four percent (4%) discount available for payment of real estate taxes prior to December; provided, however, in the event the applicable Closing takes place after the period of time for the four percent (4%) discount has expired, the discount shall be applied only in the event Seller took advantage of such discount when it paid the real estate taxes);

(e) Water Permits. Upon the applicable Closing, Purchaser shall cause the transfer of the water use permits associated with the Real Properties to be transferred to

Purchaser. If Purchaser is unable after using commercially reasonable efforts to cause any such transfer, Purchaser and Sellers shall cooperate with each other after the applicable Closing to cause such transfers to occur.

14.22.2 California.

(a) PURCHASER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW AND PURCHASER EXPRESSLY WAIVES ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542, AS AMENDED OR MODIFIED, WHICH PROVIDES THAT: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Purchaser’s Initials: /s/ JC, PW

(b) As used herein, the term “Natural Hazard Area” shall mean those areas identified as natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws (the “Act”). Sellers shall provide Purchaser with a Natural Hazard Disclosure Statement (“Disclosure Statement”) for each Real Property located in the State of California. Purchaser acknowledges that Sellers have or will cause the Title Company to retain the services of an expert (the “Natural Hazard Expert”) to examine the maps and other information made available to the public by government agencies for the purpose of enabling Sellers to fulfill their disclosure obligations with respect to the Act and to prepare a written report of the result of its examination (the “Report”). Purchaser acknowledges that the Report fully and completely discharges Sellers from its disclosure obligations under the Act, and, for the purpose of this Agreement, the provisions of California Civil Code Section 1103.4 regarding the non-liability of Sellers for errors or omission not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert dealing within the scope of its expertise with respect to the examination and Report. Purchaser acknowledges and agrees that nothing contained in the Disclosure Statement shall release Purchaser from its obligation to fully investigate the condition of the Property, including, without limitation, whether the Property is located in any Natural Hazard Area. Purchaser further acknowledges and agrees that the matters set forth in the Disclosure Statement or Report may change on or prior to the

Applicable Closing Date and that Sellers have no obligation to update, modify, or supplement the Disclosure Statement or Report. Purchaser shall be solely responsible for preparing and delivering its own Natural Hazard Disclosure Statement to subsequent prospective buyers of the Property. The provisions of this Section 14.23.3(b) shall survive the Closing.

Purchaser’s Initials: /s/ JC, PW

  14.22.3 Arizona. At each Closing, Sellers shall deliver an Affidavit of Property Value for each Real Property located in the State of Arizona.

14.23 Westerly at Worldgate. Sellers and Purchaser acknowledge that Westerly at Worldgate is and, after the applicable Closing, will remain subject to that certain Declaration of Affordable Dwelling Units Covenants dated and recorded May 5, 1995 and recorded in Deed Book 9404, page 1582 (as amended from time to time, the “Declaration”) pursuant to which certain units have been designated “Affordable Dwellings” (as such term is defined in the Declaration) and, among things, must be operated and maintained in compliance with the Fairfax County Zoning Ordinance and the regulations with respect thereto.

14.24 Further Assurances. Sellers agree to execute such additional documents or instruments as may be reasonably required to cause any portion of the Property described in this Agreement that is not otherwise conveyed or assigned to Purchaser at the applicable Closing to be transferred to Purchaser in accordance with and subject to the terms hereof, provided, in no event shall Sellers be required to incur any additional liability, cost or obligation as a result of the foregoing. Each Seller further agrees to convey all right, title and interest in any property owned by such Seller that is used solely in connection with the operation of such Seller’s Real Property to the extent that such property is not described on the applicable Exhibits attached hereto and otherwise conveyed pursuant to the terms of this Agreement.

IN WITNESS WHEREOF, Sellers and Purchaser have executed and delivered this Agreement as of the date below its signature.

SELLERS:

BELLA VISTA SELLER (ARIZONA):

EQR-BELLA VISTA, LLC, a Delaware limited liability company

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member and manager

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ James J. Alexander
		Name:	James J. Alexander
		Title:	Senior Vice President

BELLA VISTA SELLER ( FLORIDA):

EQR-FRESCA 2009 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EQR-Fresca 2009 GP, LLC, a Delaware limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its managing member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ James J. Alexander
			Name:	James J. Alexander
			Title:	Senior Vice President

CASCADE AT LANDMARK SELLER:

EQR-FRESCA 2009 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EQR-Fresca 2009 GP, LLC, a Delaware limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its managing member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ James J. Alexander
			Name:	James J. Alexander
			Title:	Senior Vice President

CRESCENT AT CHERRY CREEK SELLER:

EQR-WELLFAN 2008 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EQR-Wellfan 2008 GP, LLC, a Delaware limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its managing member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ James J. Alexander
			Name:	James J. Alexander
			Title:	Senior Vice President

ELLIPSE AT GOVERNMENT CENTER SELLER:

EQR-ELLIPSE, LLC, a Delaware limited liability company

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

	By:	Equity Residential, a Maryland real
estate investment trust, its general partner

		By:	/s/ James J. Alexander
		Name:	James J. Alexander
		Title:	Senior Vice President

GATEWOOD SELLER:

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ James J. Alexander
	Name:	James J. Alexander
	Title:	Senior Vice President

GRANDVILLE SELLER:

LAND TRUSTEE:

CITY NATIONAL BANK OF FLORIDA, as Trustee under Trust Agreement dated December 31, 2003 and known as Trust No. 2401- 1474-00

By:	/s/ Antonio Lopez
Name:	Antonio Lopez
Title:	Senior Vice President and Trust Officer

BENEFICIARY

EQR-FREWAC 2008 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EQR-FREWAC 2008 GP, LLC, a Delaware limited liability company, its managing general partner

	By:	ERP Operating Limited Partnership, an
Illinois limited partnership, its member and
manager

		By:	Equity Residential, a Maryland
real estate investment trust, its
general partner

			By:	/s/ James J. Alexander
			Name:	James J. Alexander
			Title:	Senior Vice President

IRON HORSE PARK SELLER:

LEXFORD PROPERTIES, L.P., an Ohio limited partnership

By:	Lexford Partners, L.L.C., an Ohio limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member and manager

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ James J. Alexander
			Name:	James J. Alexander
			Title:	Senior Vice President

MONTECITO SELLER:

EQR-WELLFAN 2008 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EQR-Wellfan 2008 GP, LLC, a Delaware limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its managing member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By	/s/ James J. Alexander
			Name:	James J. Alexander
			Title:	Senior Vice President

MOUNTAIN TERRACE SELLER:

EQR-FRESCA 2009 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EQR-Fresca 2009 GP, LLC, a Delaware limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its managing member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ James J. Alexander
			Name:	James J. Alexander
			Title:	Senior Vice President

PARK CENTRAL SELLER:

EQR (2000) CONCORD LLC, a Delaware limited liability company

By:	EQR (2000) Master Limited Liability Company, a Delaware limited liability company, its member and manager

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ James J. Alexander
			Name:	James J. Alexander
			Title:	Senior Vice President

PROSPECT TOWERS SELLER:

Phase I:

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ James J. Alexander
	Name:	James J. Alexander
	Title:	Senior Vice President

Phase II:

EQR-PROSPECT TOWERS PHASE II LLC, a Delaware limited liability company

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ James J. Alexander
		Name:	James J. Alexander
		Title:	Senior Vice President

SAVANNAH LAKES SELLER:

EQR-FREWAC 2008 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EQR-FREWAC 2008 GP, LLC, a Delaware limited liability company, its managing general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member and manager

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ James J. Alexander
			Name:	James J. Alexander
			Title:	Senior Vice President

SEDONA RIDGE SELLER:

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ James J. Alexander
	Name:	James J. Alexander
	Title:	Senior Vice President

SONATA AT CHERRY CREEK SELLER:

EQR-FREWAC 2008 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EQR-Frewac 2008 GP, LLC, a Delaware limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member and manager

		By:	Equity Residential, a Maryland
real estate investment trust, its
general partner

			By:	/s/ James J. Alexander
			Name:	James J. Alexander
			Title:	Senior Vice President

SONORAN SELLER:

EVANS WITHYCOMBE FINANCE PARTNERSHIP, L.P., a Delaware limited partnership

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its general partner

	By:	Equity Residential, a Maryland real estate
investment trust, its general partner

		By:	/s/ James J. Alexander
		Name:	James J. Alexander
		Title:	Senior Vice President

STONYBROOK SELLER:

LAND TRUSTEE:

CITY NATIONAL BANK OF FLORIDA, as Trustee under Trust Agreement dated May 2, 2005 and known as Trust No. 2401-2106-00

By:	/s/ Antonio Lopez
Name:	Antonio Lopez
Title:	Senior Vice President and Trust Officer

BENEFICIARY:

EQR-STONYBROOK, L.L.C., a Delaware limited liability company

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ James J. Alexander
		Name:	James J. Alexander
		Title:	Senior Vice President

SUNFOREST SELLER:

LAND TRUSTEE:

CITY NATIONAL BANK OF FLORIDA, as Trustee under Trust Agreement dated November 21, 2003 and known as Trust No. 2401- 1461-00

By:	/s/ Antonio Lopez
Name:	Antonio Lopez
Title:	Senior Vice President and Trust Officer

BENEFICIARY:

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate
investment trust, its general partner

	By:	/s/ James J. Alexander
	Name:	James J. Alexander
	Title:	Senior Vice President

THE ENCLAVE SELLER:

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ James J. Alexander
	Name:	James J. Alexander
	Title:	Senior Vice President

THE HERITAGE SELLER:

EVANS WITHYCOMBE FINANCE PARTNERSHIP, L.P., a Delaware limited partnership

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its general partner

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ James J. Alexander
		Name:	James J. Alexander
		Title:	Senior Vice President

THE TOWNS AT HERNDON CENTER SELLER:

EQR-HERNDON, L.L.C., a Delaware limited liability company

By:	Lexford Properties, L.P., an Ohio limited partnership, its member

	By:	Lexford Partners, L.L.C., an Ohio limited liability company, its general partner

		By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member and manager

			By:	Equity Residential, a Maryland real estate investment trust, its general partner

				By:	/s/ James J. Alexander
				Name:	James J. Alexander
				Title:	Senior Vice President

VILLAGE AT LAKEWOOD SELLER:

EQR-VILLAGE AT LAKEWOOD, LLC, a Delaware limited liability company

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ James J. Alexander
		Name:	James J. Alexander
		Title:	Senior Vice President

WARWICK STATION SELLER:

EQR-WARWICK, L.L.C., a Delaware limited liability company

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its managing member

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ James J. Alexander
		Name:	James J. Alexander
		Title:	Senior Vice President

WATERSIDE SELLER:

EQR-WATERSIDE, L.L.C., a Delaware limited liability company

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ James J. Alexander
		Name:	James J. Alexander
		Title:	Senior Vice President

WESTERLY AT WORLDGATE SELLER:

EQR-WORLDGATE, LLC, a Delaware limited liability company

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ James J. Alexander
		Name:	James J. Alexander
		Title:	Senior Vice President

WHISPER CREEK SELLER:

EQR-WHISPER CREEK, L.L.C., a Delaware limited liability company

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ James J. Alexander
		Name:	James J. Alexander
		Title:	Senior Vice President

WINDSOR FAIR LAKES SELLER:

EQR-WINDSOR AT FAIR LAKES, L.L.C., a Delaware limited liability company

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ James J. Alexander
		Name:	James J. Alexander
		Title:	Senior Vice President

PURCHASER:

GSG RESIDENTIAL PORTFOLIO LLC, a Delaware limited liability company

By:	Greystar Portfolio Investors, LLC, its Administering Member

	By:	/s/ A. Joshua Carper
	Name:	A. Joshua Carper
	Its:	Vice President

By:	Broad Street Principal Investments, L.L.C., its Investor Member

	By:	/s/ Peter Weidman
	Name:	Peter Weidman
	Its:	Vice President

SCHEDULE 1

SELLERS AND PROPERTIES

PROPERTY	SELLER
Bella Vista (AZ)	EQR-Bella Vista, LLC

Bella Vista (FL)	EQR-Fresca 2009 Limited Partnership

Cascade at Landmark	EQR-Fresca 2009 Limited Partnership

Crescent at Cherry Creek	EQR-Wellfan 2008 Limited Partnership

Ellipse at Gov Ctr	EQR-Ellipse, LLC

Gatewood	ERP Operating Limited Partnership

Grandeville	Land Trustee: City National Bank Of Florida, Trustee u/t/a dated December 31, 2003 and known as Trust No. 2401-1474 Beneficiary: ERP Operating Limited Partnership

Iron Horse Park	Lexford Properties, L.P.

Montecito	EQR-Wellfan 2008 Limited Partnership

Mountain Terrace	EQR-Fresca 2009 Limited Partnership

Park Central	EQR (2000) Concord LLC

Prospect Towers	Phase I: ERP Operating Limited Partnership Phase II: EQR-Prospect Towers Phase II LLC

Savannah Lakes	EQR-Frewac 2008 Limited Partnership

Sedona Ridge	ERP Operating Limited Partnership

Sonata at Cherry Creek	EQR-Frewac 2008 Limited Partnership

Sonoran	Evans Withycombe Finance Partnership, L.P.

Stonybrook	Land Trustee: City National Bank Of Florida, Trustee u/t/a dated May 2, 2005 and known as Trust No. 2401-2106 Beneficiary: EQR-Stonybrook, L.L.C.

Sunforest	Land Trustee: City National Bank Of Florida, Trustee u/t/a dated November 21, 2003 and known as Trust No. 2401-1461 Beneficiary: ERP Operating Limited Partnership

The Enclave	ERP Operating Limited Partnership

The Heritage	Evans Withycombe Finance Partnership, L.P.

The Townes at Herndon Center	EQR-Herndon, L.L.C

Village at Lakewood	EQR-Village At Lakewood, LLC

Warwick Station	EQR-Warwick, L.L.C.,

Waterside	EQR-Waterside, L.L.C.

Westerly at Worldgate	EQR-Worldgate, LLC

Whisper Creek	EQR-Whisper Creek, L.L.C

Windsor Fair Lakes	EQR-Windsor At Fair Lakes, L.L.C